SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 26, 2003

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-6395	95-2119684
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

(805) 498-2111

(Registrant’s telephone number, including area code)

Item 5.	Other Events.

On August 26, 2003 the Company made the following announcement:

Jason Carlson to Become CEO, Board Member

Jason Carlson Promotion

Semtech announced that Jason Carlson has been promoted to President and Chief Executive Officer, effective October 6, 2003. Mr. Carlson will also become a member of the Company’s board of directors. Jack Poe, Semtech’s current Chief Executive Officer will continue in his role as Chairman of the Board. Mr. Carlson was hired as President and Chief Operating Officer of Semtech in November 2002. He has nearly twenty years of semiconductor experience, including several senior positions in the audio and video market segments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2003	SEMTECH CORPORATION

	By:	/s/ DAVID G. FRANZ, JR.
David G. Franz, Jr. Chief Financial Officer